Chadbourne & Parke LLP                  30 Rockefeller Plaza, New York, NY 10112
                                           tel (212) 408-5100 fax (212) 541-5369

                                                                February 4, 2005

OPINION LETTER

Ormat Funding Corp.
and each of the Guarantors listed on Schedule A hereto
980 Greg Street
Sparks, Nevada 89431

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $190,000,000 aggregate principal amount of 8 1/4% Senior Secured Notes due 2020 (the "Exchange Notes") of Ormat
Funding Corp. (the "Company") to be issued in exchange for the Company's outstanding 8 1/4% Senior Secured Notes due 2020 (the "Private Notes") pursuant to:

         (a) the Indenture, dated as of February 13, 2004, between the Company,
Brady Power Partners, a Nevada general partnership ("Brady Power Partners"),
OrMammoth Inc., a Delaware corporation ("OrMammoth"), ORNI 1 LLC, a Delaware limited liability company ("ORNI 1"), ORNI 2 LLC, a Delaware limited liability company ("ORNI 2"), ORNI 7 LLC, a Delaware limited liability company ("ORNI 7"),
Steamboat Development Corp., an Utah corporation ("Steamboat Development"), and
Steamboat Geothermal LLC, a Delaware limited liability company ("Steamboat
Geothermal"), and Union Bank of California, N.A. as trustee (the "Trustee"), as supplemented by (1) the First Supplemental Indenture dated as of May 14, 2004 between the Company, Brady Power Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7,
Steamboat Development and Steamboat Geothermal, and the Trustee, (2) the Second
Supplemental Indenture, dated as of December 21, 2004, between the Company,
Brady Power Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7, Steamboat Development
and Steamboat Geothermal and the Trustee, and (3) the Third Supplemental
Indenture, dated as of December 31, 2004, between the Company, Brady Power
Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7, Steamboat Development, Steamboat
Geothermal and Ormesa LLC, a Delaware limited liability company ("Ormesa" and collectively with Brady Power Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7,
Steamboat Development and Steamboat Geothermal (the "Guarantors" and together with the Company, the "Registrants") (as so supplemented, the "Indenture"), and

         (b) the Registration Rights Agreement, dated as of February 13, 2004
(the

"Registration Rights Agreement"), by and among the Company, Brady Power
Partners, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI
2, ORNI 7, and Lehman Brothers Inc.,

and (ii) the guarantees of the Company's obligations under the Exchange Notes by each of the Guarantors issued pursuant to

         (a) the Guarantee, dated as of February 13, 2004, by Brady Power
Partners in favor of the Trustee (the "Brady Guarantee"),

         (b) the Guarantee, dated as of February 13, 2004, by OrMammoth in favor of the Trustee (the "OrMammoth Guarantee"),

         (c) the Guarantee, dated as of February 13, 2004, by ORNI 1 in favor of the Trustee (the "ORNI 1 Guarantee"),

         (d) the Guarantee, dated as of February 13, 2004, by ORNI 2 in favor of the Trustee (the "ORNI 2 Guarantee"),

         (e) the Guarantee, dated as of February 13, 2004, by ORNI 7 in favor of the Trustee (the "ORNI 7 Guarantee"),

         (f) the Guarantee, dated as of February 13, 2004, by Steamboat
Development Corp. in favor of the Trustee (the "Steamboat Development
Guarantee"),

         (g) the Guarantee, dated as of February 13, 2004, by Steamboat
Geothermal in favor of the Trustee (the "Steamboat Geothermal Guarantee"), and

         (h) the Guarantee, dated as of December 31, 2004, by Ormesa in favor of the Trustee (the "Ormesa Guarantee" and collectively with the Brady Guarantee,
OrMammoth Guarantee, ORNI 1 Guarantee, ORNI 2 Guarantee, ORNI 7 Guarantee,
Steamboat Development Guarantee and Steamboat Geothermal Guarantee, the
"Guarantees"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, the Exchange Notes have been duly authorized by the Company; and when the
Securities and Exchange Commission declares the Registrants' Registration
Statement on Form S-4 (File No. 333-121655) effective and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange
Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency,

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fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

         Upon the basis of such examination, we further advise you that, in our opinion, each Guarantee issued by the Guarantors is the legal, valid and binding obligation of the Guarantor party to it, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles
(regardless of whether enforcement is considered in a proceeding in equity or at law).

         With your permission, with respect to matters of Nevada law, we have relied exclusively on the opinion of Hale Lane Peek Dennison and Howard
Professional Corporation dated February 5, 2005, as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Hale Lane Peek Dennison and Howard Professional Corporation, that (i)
Brady Power Partners is a partnership duly formed, validly existing and in good standing under the laws of the State of Nevada, (ii) Brady Power Partners has all requisite partnership power and authority under Nevada law to execute, deliver and perform all of its obligations under the Brady Guarantee and (iii)
the execution and delivery of the Brady Guarantee has been duly authorized or ratified by all necessary partnership action on behalf of Brady Power Partners, and the Brady Guarantee has been executed and delivered by Brady Power Partners under Nevada law.

         With your permission, with respect to matters of Utah law, we have relied exclusively on the opinion of Pike & Smith P.A. dated February 7, 2005, as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Pike & Smith P.A., that (i) Steamboat
Development is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, (ii) Steamboat Development has all
requisite corporate power and authority under Utah law to execute, deliver and perform all of its obligations under the Steamboat Development Guarantee and
(iii) Steamboat Development has duly authorized, executed and delivered the
Steamboat Development Guarantee under Utah law.

         The foregoing opinion is limited to the Federal laws of the United
States, the laws of the State of New York and the Delaware General Corporation
Law (and with respect

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to the Steamboat Geothermal Guarantee, Ormesa Guarantee, the ORNI 1 Guarantee,
the ORNI 2 Guarantee and the ORNI 7 Guarantee only, the Delaware Limited
Liability Company Act), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         In connection with the foregoing, we have assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes or the Guarantees and that the issuance and delivery of the Exchange Notes, all of the terms of the Exchange Notes and the
Guarantees and the performance by the Company and the Delaware Guarantors of their obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Delaware Guarantors and will not result in a default under or a breach of any agreement or instrument then binding upon the
Company or the Delaware Guarantors.

         In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the
Registrants and other sources believed by us to be responsible, and we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Exchange Notes will conform substantially to the form attached to the Indenture and that any information omitted from such form will be properly added, (iii) the Trustee's certificates of authentication of the
Exchange Notes will be manually signed by one of the Trustee's authorized officers, and (iv) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified and that all individuals who may have executed any of the documents reviewed by us had the legal capacity to so execute such documents.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ Chadbourne & Parke LLP

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                                   Schedule A

Brady Power Partners
OrMammoth Inc.
Ormesa LLC
ORNI 1 LLC
ORNI 2 LLC
ORNI 7 LLC
Steamboat Development Corp.
Steamboat Geothermal LLC

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